Exhibit 10.20.5

801 Houston Street

Fort Worth, Texas 76102

June 14, 2018

LONESTAR PROSPECTS, LTD

Attention: Gary B. Humphreys

4413 Carey Street

Fort Worth, Texas 76119

Re: Second Amendment to Amended and Restated to Loan Agreement

Ladies and Gentlemen:

This letter (this “Amendment”) amends the Amended and Restated Loan Agreement dated January 12, 2018, among LONESTAR PROSPECTS, LTD. (“Borrower”), a Texas limited partnership; LONESTAR PROSPECTS HOLDING COMPANY, L.L.C. (“Lonestar Holding”), a Texas limited liability company, GARY B. HUMPHREYS (“Humphreys”) and MARTIN W. ROBERTSON (“Robertson” and collectively with Lonestar Holding and Humphreys, collectively “Guarantors”); and PLAINSCAPITAL BANK (“Lender”), as amended by the First Amendment dated February 20, 2018, and as now or hereafter amended, restated, replaced, supplemented, or otherwise modified from time to time (collectively the “Loan Agreement”). Capitalized terms below have the meanings assigned in the Loan Agreement.

1. Revolving Loan. Borrower has requested that Lender increase and renew and extend the Revolving Loan, and Lender has agreed to do so on the terms set forth in this Amendment. Subsection (a) of Section 1 of the Loan Agreement is amended and restated in its entirety to read as follows:

“(a) Subject to the terms and conditions set forth in the Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection with the Loan Agreement (collectively the “Loan Documents”), Lender agrees to make a revolving loan in the maximum principal amount of $60,000,000.00 to Borrower (the “Revolving Loan”) on the terms set forth in the Revolving Promissory Note attached as Exhibit A to this Amendment (the “Revolving Note”), for the purposes set forth in the Loan Agreement. Subject to the terms and conditions of the Loan Agreement, Borrower may borrow, repay, and reborrow on a revolving basis from time to time during the period commencing on the date hereof and continuing through 11:00 a.m. (Fort Worth, Texas time) on June 14, 2020 (the “Termination Date”), such amounts as Borrower may request under the Revolving Loan; provided, however, the total principal

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June 14, 2018

amount outstanding at any time shall not exceed the lesser of (i) the aggregate sums permitted under the Borrowing Base, or (ii) $60,000,000.00. Advances on the Revolving Loan may be used only for working capital purposes. The unpaid principal balance of the Revolving Note shall bear interest from the date advanced until paid or until Event of Default or the Termination Date at a fluctuating rate per annum equal to the sum of the Prime Rate (as defined in the Revolving Note), plus one-half percent (0.5%); provided, however, that the interest rate under the Revolving Note shall never fall below a floor rate of five and one-quarter percent (5.25%) per annum. All sums advanced under the Revolving Loan, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Termination Date. Notwithstanding any provision of the Loan Agreement or the Revolving Note to the contrary, additional advances on the Revolving Loan will only be permitted to the extent allowed by Section 9.03(f) of the Term Credit Agreement (as defined below).”

2. Borrowing Base. Subsection (ii) of Section 3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) Eligible Accounts” means at any time, an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Borrower for sand sold in the ordinary course of business, in which Lender has a perfected, first-priority security interest, after deducting (without duplication): (1) each account that is unpaid one hundred twenty (120) days or more after the original invoice date; (2) the amount of all discounts, allowances, rebates, credits, and adjustments to such accounts; (3) the amount of all contra accounts, setoffs, defenses, or counterclaims asserted by or available to the account debtors; (4) all accounts with respect to which goods are placed on consignment or subject to a guaranteed sale or other terms under which payment by the account debtor may be conditional; (5) the amount billed for or representing retainage, if any, until all prerequisites to the immediate payment of retainage have been satisfied; (6) all accounts owing by account debtors for which there has been instituted a proceeding under any Debtor Relief Laws; (7) all accounts owing by any officer, employee, agent, or affiliate of Borrower; (8) all accounts due Borrower by any account debtor whose domicile, residence, or principal place of business is located outside the United States of America, excluding, however, multi-national companies with a United States headquartered affiliate; (9) accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, any state of the United States, or any city, town, municipality, or division thereof, except to the extent an acknowledgment of assignment to Lender of such account in compliance with the Federal Assignment of Claims Act and other applicable law has been received by Lender; (10) all accounts subject to any provision prohibiting assignment or requiring notice of or consent to such assignment; (11) that portion of all account balances owing by any single account debtor which exceeds twenty-five percent (25%) of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Borrower by all account debtors, unless Borrower provides evidence satisfactory to Lender of credit insurance coverage acceptable to Lender on the accounts receivable from any such account debtor, from a financially sound and reputable

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insurance company; provided, however, that (I) only that portion of all account balances owing by Halliburton Energy Services, Schlumberger Limited, or EOG Resources, Inc., which exceeds the lesser of (A) forty percent (40%) of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Borrower by all account debtors, or (B) the applicable amount of credit insurance acceptable to Lender with respect to such accounts, shall be excluded from Eligible Accounts; (II) only that portion of all account balances owing by Apache Corporation, which exceeds the lesser of (A) thirty percent (30%) of the aggregate of all accounts otherwise deemed eligible hereunder which are owing to Borrower by all account debtors, or (B) the applicable amount of credit insurance acceptable to Lender with respect to such accounts, shall be excluded from Eligible Accounts; (12) all accounts due from an account debtor when ten percent (10%) or more of the total amount due to Borrower from that debtor is ineligible under one or more of these subsections of this definition; and (13) any other accounts deemed unacceptable by Lender in its reasonable discretion.”

3. Financial Covenants. The first sentence of Subsection (b) of Section 7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Borrower shall maintain at the end of each fiscal quarter, commencing with the fiscal quarter ended June 30, 2017, a Leverage Ratio less than or equal to 3.50 to 1.00.”

4. Reporting Requirements. (a) Subparagraph (1) of Subsection (a) of Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(1) As soon as available, and in any event within one hundred twenty (120) days of the end of each fiscal year, commencing with the fiscal year ending December 31, 2017, annual financial statements for Vista Proppants and Logistics, LLC (“Vista Proppants”), a Delaware limited liability company, and its subsidiaries, including Borrower, on a consolidated and consolidating basis, consisting of at least a balance sheet, an income statement, a statement of cash flows, and a statement of changes in owners’ equity, audited by an independent certified public accounting firm acceptable to Lender and certified by an authorized officer of Vista Proppants and Borrower (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting in all material respects the financial condition of Vista Proppants and its subsidiaries as of the close of the fiscal year and the results of their operations for the year, and (iii) as having been prepared in accordance with Accounting Principles;”

(b) Subparagraph (2) of Subsection (a) of Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(2) As soon as available, and in any event within sixty (60) days of the end of each fiscal quarter, quarterly financial statements for Vista Proppants, and its subsidiaries, including Borrower, on a consolidated and consolidating basis, compiled by an independent certified public accounting firm acceptable to Lender, consisting of at least a balance sheet, an income statement, a statement of cash flows, and a statement of

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changes in owners’ equity, for the quarter and for the period from the beginning of the fiscal year to the close of the quarter, certified by an authorized officer of Vista Proppants and Borrower (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting in all material respects the financial condition of Vista Proppants, and its subsidiaries, as of the close of the fiscal quarter and the results of its operations for the quarter, and (iii) as having been prepared in accordance with Accounting Principles, subject to normal year-end adjustments and the absence of footnotes;”

(c) Subparagraph (3) of Subsection (a) of Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(3) Within forty-five (45) days after the end of each month if there is any outstanding balance on the Revolving Note, a Borrowing Base Certificate in the form of Exhibit C attached to this Amendment, signed by an authorized officer of Borrower, along with an accounts receivable listing and aging and an inventory report;”

(d) Subparagraph (4) of Subsection (a) of Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(4) With the annual and quarterly financial statements required above, a Compliance Certificate in the form of Exhibit D attached to this Amendment, signed by an authorized officer of Borrower and certifying compliance with the financial covenants and other matters in the Loan Agreement;”

(e) Subsection (b) of Section 8 of the Loan Agreement is hereby amended to add a new Subparagraph (5) that reads in its entirety as follows:

“(5) As soon as available, and in any event within one hundred twenty (120) days of the end of each fiscal year, commencing with the fiscal year ending December 31, 2018, annual financial statements for Future New Deal, Ltd., a Texas limited partnership, and M&J Partnership, Ltd., a Texas limited partnership, consisting of only a balance sheet, and certified by an authorized officer (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting in all material respects the financial condition of each partnership as of the close of the fiscal year and the results of its operations for the year, and (iii) as having been prepared in accordance with Accounting Principles.”

5. Consent to Term Loan Agreement Increase. Lender hereby consents to an increase in the amount of $75,000,000.00 to the loan under the Term Loan Agreement that is guaranteed by Borrower.

6. Conditions Precedent. The obligation of Lender to enter into this Amendment, to increase the Revolving Loan, and to renew and extend the Revolving Loan is subject to Borrower’s satisfaction, in Lender’s sole discretion, of the following conditions precedent:

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(a) Borrower shall be in compliance in all material respects with the conditions set forth in Subparagraphs (3), (4), and (5) of Subsection (a) of Section 4 of the Loan Agreement as of the date of this Amendment, and all representations and warranties set forth in Section 5 of the Loan Agreement must be true in all material respects as of the date of this Amendment (after giving effect to the waivers, consents, and amendments set forth herein). After giving effect to the waivers, consents, and amendments set forth in this Amendment, Borrower shall be in compliance in all material respects with all existing obligations under the Loan Agreement and there shall be no Event of Default under the Loan Agreement at closing.

(b) the negotiation, execution, and delivery of Loan Documents in Proper Form, including, but not limited to, the following:

(i) this Amendment;

(ii) the Revolving Note;

(iii) Ratifications of the existing Guaranties; and

(iv) Borrowing Resolution.

(c) a Material Adverse Change shall not have occurred.

(d) the negotiation, execution, and delivery of an amended and restated participation agreement in Proper Form with 1ST SOURCE BANK for a participation in the Revolving Loan in an amount not less than $30,000,000.00.

(e) Written Modification of Section 9.03(f) of Ares Term Credit Agreement to allow the Revolving Loan to be increased.

7. Confirmations. (a) As security for the Notes, Borrower previously executed the Security Documents. Borrower ratifies and confirms the Security Documents, acknowledges that they are valid, subsisting, and binding, and agrees that the Security Documents secure payment of the Notes (including the Revolving Note), the Loans (including the Revolving Loan), and all other Secured Obligations.

(b) In connection with the Notes, Guarantors executed the Guaranties. Guarantors ratify and confirm the Guaranties, acknowledge that the Guaranties are valid, subsisting, and binding upon Guarantors, and agree that the Guaranties guarantee payment of the Notes (including the Revolving Note), the Loans (including the Revolving Loan), and all other Secured Obligations.

(c) Borrower hereby represents to Lender that all representations and warranties of Borrower set forth in Section 5 of the Loan Agreement are true and correct in all material respects as of the date of execution of this Amendment (after giving effect to the waivers, consents, and amendments set forth herein); and that Borrower is in compliance in all material respects as of the date of execution of this Amendment with all covenants set forth in Section 6 of the Loan Agreement, all financial covenants set forth in Section 7 of the Loan Agreement, and all reporting requirements set forth in Section 8 of the Loan Agreement (after giving effect to the waivers, consents, and amendments set forth herein).

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8. Validity and Defaults. The Loan Agreement, as amended, remains in full force and effect. Borrower and Guarantors acknowledge that the Loan Agreement, the Notes, the Security Documents, the Guaranties, and the other Loan Documents are valid, subsisting, and binding upon Borrower and Guarantors; no uncured breaches or defaults exist under the Loan Agreement, as amended by this Amendment; and no event has occurred or circumstance exists which, with the passing of time or giving of notice, will constitute a default or breach under the Loan Agreement, as amended. Borrower and Guarantors ratify the Loan Agreement, as amended.

9. Counterparts. This Amendment and the related Loan Documents may be executed in counterparts, and Lender is authorized to attach the signature pages from the counterparts to copies for Lender and Borrower and filing counterparts. At Lender’s option, this Amendment and the related Loan Documents may also be executed by Borrower and Guarantors in remote locations with signature pages faxed or scanned and e-mailed to Lender. Borrower and Guarantors agree that the faxed and scanned signatures are binding upon Borrower and Guarantors, and Borrower and Guarantors further agree to promptly deliver the original signatures for this Amendment and the related Loan Documents by overnight mail or expedited delivery. It will be an Event of Default if Borrower or Guarantors fail to promptly deliver all required original signatures.

10. Captions. Captions are for convenience only and should not be used in interpreting this Amendment.

11. Final Agreement. (a) In connection with the Loans, Borrower, Guarantors, and Lender have executed and delivered this Amendment, the Loan Agreement, and the Loan Documents (collectively the “Written Loan Agreement”).

(b) It is the intention of Borrower, Guarantors, and Lender that this paragraph be incorporated by reference into each of the Loan Documents. Borrower, Guarantors, and Lender each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrower, Guarantors, and Lender that are not reflected in the Written Loan Agreement.

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June 14, 2018

(c) THE LOAN AGREEMENT, AS AMENDED, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

If the foregoing correctly sets forth your understanding of our agreement, please sign and return one copy of this Amendment.

Yours very truly,
PLAINSCAPITAL BANK
By:	/s/ Keeton Moore
Keeton Moore,
Senior Vice President

LONESTAR PROSPECTS, LTD.

June 14, 2018

Accepted and agreed to this 14 day of June, 2018:
BORROWER:
LONESTAR PROSPECTS, LTD., a Texas limited partnership
By:	Lonestar Prospects Management, L.L.C.,
a Texas limited liability company, its general partner
By:	VPROP Operating, LLC,
a Delaware limited liability company, its sole member
By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company, its sole member
By: /s/ Gary B. Humphreys
Gary B. Humphreys,
Chief Executive Officer

LONESTAR PROSPECTS, LTD.

June 14, 2018

GUARANTORS:
LONESTAR PROSPECTS MANAGEMENT, L.L.C., a Texas limited liability company
By:	VPROP Operating, LLC,
a Delaware limited liability company, its sole member
By:	Vista Proppants and Logistics, LLC,
a Delaware limited liability company, its sole member
By: /s/ Gary B. Humphreys
Gary B. Humphreys,
Chief Executive Officer
/s/ Gary B. Humphreys
Gary B. Humphreys
/s/ Martin W. Robertson
Martin W. Robertson

Exhibits and Schedules:

Exhibit A - Revolving Note

Exhibit C - Borrowing Base Certificate

Exhibit D - Compliance Certificate